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                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

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                          MATURITY DATE EXTENSION RIDER

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              THIS RIDER AMENDS THE POLICY TO WHICH IT IS ATTACHED.

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The Maturity date of the Policy will be extended beyond the Maturity date shown in section 1 of the Policy (the original Maturity date). You may so request in writing on such form as is satisfactory to Us if the Policy is in force at such time as We receive your request. Your request must be received at Our Principal Office no later than thirty (30) days before the original Maturity date.

After the original Maturity date (if a new Maturity date has been requested):

1.   We will not accept any more Premium payments.

2.   The death benefit will be equal to the Account Value.

3. Interest on policy loans will continue to accrue in accordance with the Policy Loan provision.

4.   All other riders attached to the Policy will be terminated.

5. No more deductions for Monthly Cost of Insurance will be made from the Account Value.

6. All other deductions will continue to be made from the Account Value in accordance with the Account Value provision.


Signed for the Company in Boston, Massachusetts




                                 President














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COLI-MDE                                                    SLPC #5477IC (06/01)